Sub-Item 77C: Submission of Matters to a Vote of Security Holders

(a)A Special Meeting of the Shareholders of the EcoLogical Strategy ETF (formerly, the Huntington EcoLogical Strategy ETF) and US Equity
Rotation Strategy ETF (formerly, the Huntington US Equity Rotation Strategy ETF) was held on December 30, 2015

(b) The name of each Trustee elected at the Meeting and comprising the full Board of Trustees of Strategy Shares (formerly, Huntington Strategy Shares) as of April 30, 2016 are:
Tobias Caldwell
Steven P. Lachenauer
Donald McIntosh

(c) Each matter voted upon at the Meeting and the number of affirmative votes and negative votes cast were as follows:
To elect three Trustees to serve on the Board of Trustees until the next meeting of shareholders at which Trustees are elected:
EcoLogical Strategy ETF



FOR
WITHHOLD
Tobias Caldwell
170,600
3,
337
Stephen P. Lachenauer
170,600
3,337
Donald McIntosh
170,600
3,337

US Equity Rotation Strategy ETF


FOR
WITHHOLD
Tobias Caldwell
145,682
0
Stephen P. Lachenauer
145,
682
0
Donald McIntosh
145,682
0

To approve an Advisory Agreement between the Trust and Huntington Asset Advisors, Inc. (to be renamed Rational
Advisors, Inc.):
Number of Eligible Shares Voted:

EcoLogical Strategy ETF

FOR
AGAINST
ABSTAIN
119,040
1,274
1,972

US Equity Rotation Strategy ETF

FOR
AGAINST
ABSTAIN
104,529
63
3

To approve a proposal to permit Rational Advisors, Inc., as the investment advisor to all the Funds, to rely on an exemptive order to hire and replace subadvisors or to modify subadvisory agreements without shareholder approval.
Number of Eligible Shares Voted:

EcoLogical Strategy ETF

FOR
AGAINST
ABSTAIN
114,481
7,478
326

US Equity Rotation Strategy ETF

FOR
AGAINST
ABSTAIN
102,935
1,660
0